For period ending June 30, 2000
		Exhibit 77C

	File number 811-4919



Strategic Fixed Income Portfolio


	A Special Meeting of Shareholders was held on March 16, 2000 to approve: (1) a new sub-advisory contact with Pacific Investment Management
Company and (2) a policy to permit the
Board of Trustees to appoint and terminate sub-advisers, enter into sub-advisory contracts and approve amendments to sub-advisory contracts on behalf of the Fund without further shareholder approval.



FORM 10f-3	FUND:  	Series Trust Small Cap
Portfolio

Record of Securities Purchased Under the Fund's Rule
10f-3 Procedures


1.	Issuer:  Buy.Com Inc.

2.	Date of Purchase:  02-08-00	3.  Date offering
commenced:  02-07-00

3.	Underwriters from whom purchased:   Merrill
Lynch

4.	"Affiliated Underwriter" managing or
participating in syndicate:  PaineWebber

5.	Aggregate principal amount or number of shares
purchased:  1,095 shares

6.	Aggregate principal amount or total number of
shares of offering:  17 million shares

7.	Purchase price (net of fees and expenses):  $13

8.	Initial public offering price:  $13

9.	Commission, spread or profit:  	%	$.55

10.	Have the following conditions been satisfied?
YES
NO
a.	The securities are part of an issue registered
under the Securities Act of 1933
which is being offered to the public or are "municipal securities" as defined in
Section 3(a)(29) of the Securities Exchange Act of
1934.

X

b.	The securities were purchased prior to the end
of the first full business day of
the offering at not more than the initial offering price (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.

X

c.	The underwriting was a firm commitment
underwriting.
X

d.	The commission, spread or profit was reasonable
and fair in relation to that
being received by others for underwriting similar securities during the same period.

X

e.	(1)  If securities are registered under the
Securities Act of 1933, the issuer of
the securities and its predecessor have been in continuous operation for not less than three years.

X

      (2) If securities are municipal securities, the issue of securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including any predecessor), the issue has received one of the three highest ratings from at least one such rating organization.

X

f.	The amount of such securities purchased by all
of the investment companies
advised by Mitchell Hutchins did not exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in no event did such amount exceed 10% of the principal amount of the offering.

X

g.	The purchase price was less than 3% of the
Fund's total assets.
X

h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale or, with respect to municipal securities, no purchases were designated as group sales or otherwise allocated to the account of any
Affiliated Underwriter.

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, "Affiliated Underwriter" is defined as
PaineWebber Group Inc. and any of its affiliates, including PaineWebber
Incorporated.  In the case of a Fund advised by a Sub-
Adviser, "Affiliated
Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.


X

Approved:  /s/ Donald R. Jones 			Date:
02/08/00


FORM 10f-3	FUND:  	Series Trust Small Cap
Portfolio

Record of Securities Purchased Under the Fund's Rule
10f-3 Procedures


1. Issuer:  Breeze.Com Ltd.

2.	Date of Purchase:  03/23/00	3.  Date offering
commenced:  03/23/00

3.	Underwriters from whom purchased:   CIBC
Oppenheimer

4.	"Affiliated Underwriter" managing or
participating in syndicate:  PaineWebber

5. Aggregate principal amount or number of shares
 purchased: 200
6.Aggregate principal amount or total number of
shares of offering:  5,000,000
7.	Purchase price (net of fees and expenses):  $20

8.	Initial public offering price:  $20

9.	Commission, spread or profit:  	%	$.90

10.	Have the following conditions been satisfied?
YES
NO
a.	The securities are part of an issue registered
under the Securities Act of 1933
which is being offered to the public or are "municipal securities" as defined in
Section 3(a)(29) of the Securities Exchange Act of
1934.

X

b.	The securities were purchased prior to the end
of the first full business day of
the offering at not more than the initial offering price (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.

X

c.	The underwriting was a firm commitment
underwriting.
X

d.	The commission, spread or profit was reasonable
and fair in relation to that
being received by others for underwriting similar securities during the same period.

X

e.	(1)  If securities are registered under the
Securities Act of 1933, the issuer of
the securities and its predecessor have been in continuous operation for not less than three years.

X

      (2) If securities are municipal securities, the issue of securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including any predecessor), the issue has received one of the three highest ratings from at least one such rating organization.

X

f.	The amount of such securities purchased by all
of the investment companies
advised by Mitchell Hutchins did not exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in no event did such amount exceed 10% of the principal amount of the offering.

X

g.	The purchase price was less than 3% of the
Fund's total assets.
X

h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale or, with respect to municipal securities, no purchases were designated as group sales or otherwise allocated to the account of any
Affiliated Underwriter.

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, "Affiliated Underwriter" is defined as
PaineWebber Group Inc. and any of its affiliates, including PaineWebber
Incorporated.  In the case of a Fund advised by a Sub-
Adviser, "Affiliated
Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.


X

Approved:  /s/ Donald Jones			Date:  03-
29-00